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                                 EXHIBIT (99)(A)
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PROXY

                  SPECIAL MEETING OF SHAREHOLDERS
                      DALHART BANCSHARES, INC.

                           to be held
                        January 27, 1995

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


      The undersigned shareholder of Dalhart Bancshares, Inc., a Texas corporation (the "Company"), hereby appoints ------------,
- ------------, and ------------ (the "Proxies"), and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Citizens State Bank of Dalhart, 323 Denver Avenue, Dalhart, Texas 79022, on January 27,
1995, at 3:00 p.m. local time, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:

      Proposal to approve an Agreement and Plan of Merger, dated May 19, 1994, as amended on December 20, 1994, by and among Dalhart Bancshares, Inc., Dalhart Bancshares of Delaware, Inc., Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and Boatmen's Texas, Inc., a
      Missouri corporation and wholly owned subsidiary of Boatmen's.

           ------ FOR       ------ AGAINST     ------ ABSTAIN

      Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

           ------ FOR       ------ AGAINST     ------ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Joint Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED ABOVE.


Dated -----------------, 199-


                                       ---------------------------------------
                                       Please insert date of signing.
                                       Sign exactly as name appears at
                                       left.  Where stock is issued in
                                       two or more names, all should
                                       sign.  If signing as attorney,
                                       administrator, executor, trustee
                                       or guardian, give full title as
                                       such.  A corporation should sign
                                       by an authorized officer and affix
                                       seal.